Exhibit (b)(iii) under Form N-1A
                                           Exhibit 3(ii) under Item 601/Reg. S-K


                               Amendment #2 to the
                           Amended & Restated By-Laws
                              of MTB Group of Funds

                         (effective September 15, 2004)


Insert the following as Section 12 of Article V, Officers.

     Section 12. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the Trust's policies and procedures approved by the Board under Rule 38a-1 of the Investment Company Act of 1940.
     Notwithstanding any other provision of these By-Laws, the designation, removal and compensation of Chief Compliance Officer are subject to Rule 38a-1 under the Investment Company Act of 1940.